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                                  EXHIBIT 12(a)

                THE CHASE MANHATTAN CORPORATION and Subsidiaries

                Computation of ratio of earnings to fixed charges
                -------------------------------------------------
                          (in millions, except ratios)



                                                                                  Three Months Ended
                                                                                    March 31, 1997
                                                                                  ------------------
EXCLUDING INTEREST ON DEPOSITS
------------------------------
Income before Income Taxes                                                             $  1,483
                                                                                       --------
Fixed charges:
    Interest expense                                                                      1,559
    One third of rents, net of income from subleases (a)                                     28
                                                                                       --------
Total fixed charges                                                                       1,587
                                                                                       --------
Less:  Equity in undistributed income of affiliates                                         (23)
                                                                                       --------
Earnings before taxes and fixed charges, excluding capitalized interest                $  3,047
                                                                                       ========
Fixed charges, as above                                                                $  1,587
                                                                                       ========
Ratio of earnings to fixed charges                                                         1.92
                                                                                       ========
INCLUDING INTEREST ON DEPOSITS
------------------------------
Fixed charges, as above                                                                $  1,587

Add:  Interest on deposits                                                                1,515
                                                                                       --------
Total fixed charges and interest on deposits                                           $  3,102
                                                                                       ========
Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                            $  3,047

Add:  Interest on deposits                                                                1,515
                                                                                       --------
Total earnings before taxes, fixed charges, and interest on deposits                   $  4,562
                                                                                       ========
Ratio of earnings to fixed charges                                                         1.47
                                                                                       ========


(a) The proportion deemed representative of the interest factor.

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